Exhibit 99.1

Actelis Networks Receives Strategic Order from the FAA for Critical Air Traffic Control Infrastructure Modernization

Actelis Gains Strategic Win While FAA’s $12.5 Billion Air Traffic Control Overhaul Initiative Is
Approved by Congress Under Trump’s “One Big Beautiful Bill”

Order is for the initial deployment of Actelis’ Unique Macsec-Encrypted networking solution, upgrading existing infrastructure overnight to deliver cyber-hardened, fiber-grade, reliable communication, and demonstrates Actelis’ critical role in modernizing US’ critical infrastructure

FREMONT, Calif., September 2, 2025 – Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced it has received an approximately $0.5 million order from the Federal Aviation Administration (the “FAA”) to provide advanced hybrid-fiber networking solutions for critical air traffic control infrastructure modernization.

The order comes as part of the FAA’s broader modernization initiative following Congress’s approval of $12.5 billion in dedicated funding through the Trump Administration’s “One Big Beautiful Bill” signed in July 2025. This landmark legislation specifically allocates $4.75 billion for telecommunications infrastructure improvements, positioning advanced networking solutions like those provided by Actelis at the center of America’s multi-year, multi-billion-dollar aviation infrastructure transformation that could ultimately require investments exceeding $30 billion, according to recent reports.1

This order represents an initial deployment that demonstrates how Actelis’ technology can help the FAA solve its multi-billion-dollar infrastructure upgrade problem overnight - and at a fraction of the cost of new infrastructure - as there is no need for the major costs and delays involved in deploying new fiber infrastructure everywhere as the FAA continues implementing its comprehensive air traffic control modernization program. The Company’s proven track record with federal aviation authorities and its unique technological advantages position it well to support additional phases of the FAA’s infrastructure transformation initiative.

This order demonstrates Actelis’ continued strategic role in supporting the FAA’s comprehensive air traffic control system upgrades, building upon the Company’s established relationship with the agency dating back to 2020. The deployment will enhance secure, reliable connectivity across FAA facilities and airports, enabling fiber-grade performance regardless of existing infrastructure while maintaining the highest cybersecurity standards required for mission-critical aviation operations. The order was facilitated through Actelis’ partnership with IP Integration, a leading provider of advanced technology solutions for federal agencies.

[1]	https://www.flightglobal.com/aerospace/us-congress-passes-bill-providing-faa-125bn-for-air-traffic-control-overhaul/163662.article

“This order validates Actelis’ critical role in modernizing America’s air traffic control infrastructure,” said Tuvia Barlev, Chairman and CEO of Actelis Networks. “Recent communication disruptions at major airports have highlighted the urgent need for reliable, cyber-secure networking solutions that can deliver immediate improvements without requiring complete infrastructure overhauls. Our technology enables the FAA to achieve fiber-grade connectivity and military-level security across diverse facility environments, supporting the safe and efficient management of our nation’s airspace.”

The Company’s hybrid-fiber technology addresses key challenges facing aviation infrastructure modernization by providing immediate deployment capabilities that work seamlessly across existing copper, coax, and fiber infrastructure. This approach enables rapid enhancement of critical communication systems without the extensive downtime and construction costs associated with traditional fiber-only solutions. Actelis’ solutions deliver encrypted, cyber-hardened connectivity that meets the stringent security requirements of federal aviation operations. The technology’s ability to provide consistent, high-performance networking regardless of underlying infrastructure makes it particularly valuable for FAA facilities that require immediate reliability improvements while supporting long-term modernization goals.

Recent aviation incidents, including communication blackouts at major airports like Newark Liberty International, have underscored the critical importance of reliable, secure networking infrastructure in aviation operations.2 Actelis’ solutions directly address these vulnerabilities by providing resilient, rapidly deployable networking capabilities that enhance both operational reliability and cybersecurity protection.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contact

Arx | Capital Markets & IR

North American Equities Desk

actelis@arxadvisory.com

[2]	https://www.reuters.com/world/us/faa-hit-by-new-90-second-communications-outage-newark-air-traffic-2025-05-09/